EXHIBIT 23(a)


To the Shareholders of
          ALLTEL Corporation


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 7, 2000 included in ALLTEL Corporation's Form 8-K dated January 7, 2000 and to all references to our Firm included in this registration statement.



                                                          /s/ARTHUR ANDERSEN LLP

Little Rock, Arkansas
January 7, 2000